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                                                                      EXHIBIT 11
                                                                      ----------


ENVIRONMENTAL POWER CORPORATION
COMPUTATION OF EARNINGS PER SHARE
JUNE 30, 2001

                                                           INCOME           SHARES        PER SHARE
                                                         (NUMERATOR)     (DENOMINATOR)     AMOUNTS
                                                         -----------     --------------   ---------
Three Months Ended June 30, 2001:
---------------------------------
Loss attributable to shareholders                        $   (217,471)     11,406,783      $(.02)
Effect of dividends to preferred stockholders                  (1,250)
                                                         ------------     -----------     ------
Basic EPS - Loss attributable to common shareholders         (218,721)     11,406,783       (.02)
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                28,047
                                                         ------------     -----------     ------
Diluted EPS - Loss attributable to common shareholders   $   (218,721)     11,434,830      $(.02)
                                                         ============     ===========     ======

Three Months Ended June 30, 2000:
---------------------------------
Loss attributable to shareholders                        $   (957,617)     11,406,783      $(.08)
Effect of dividends to preferred stockholders                  (1,250)
                                                         ------------     -----------     ------
Basic EPS - Loss attributable to common shareholders         (958,867)     11,406,783       (.08)
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                 1,087
                                                         ------------     -----------     ------
Diluted EPS - Loss attributable to common shareholders   $   (958,867)     11,407,870      $(.08)
                                                         ============     ===========     ======


                                                           INCOME           SHARES        PER SHARE
                                                         (NUMERATOR)     (DENOMINATOR)     AMOUNTS
                                                         -----------     --------------   ---------
Six Months Ended June 30, 2001:
-------------------------------
Income attributable to shareholders                      $    770,466      11,406,783       $.07
Effect of dividends to preferred stockholders                  (2,500)
                                                         ------------     -----------     ------
Basic EPS - Income attributable to common shareholders        767,966      11,406,783        .07
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                14,627
                                                         ------------     -----------     ------
Diluted EPS - Income attributable to common shareholders $    767,966      11,421,410       $.07
                                                         ============     ===========     ======

Six Months Ended June 30, 2000:
-------------------------------
Income attributable to shareholders                      $  1,128,972      11,406,783       $.10
Effect of dividends to preferred stockholders                  (2,500)
                                                         ------------     -----------     ------
Basic EPS - Income attributable to common shareholders      1,126,472      11,406,783        .10
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                   815
                                                         ------------     -----------     ------
Diluted EPS - Income attributable to common shareholders $  1,126,472      11,407,598       $.10
                                                         ============     ===========     ======